Exhibit 99.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
ARAMARK Corporation:

We consent to the use of our report dated December 20, 2012, with respect to the consolidated balance sheets of ARAMARK Corporation and subsidiaries (the Company) as of September 28, 2012 and September 30, 2011 and the related consolidated statements of income, cash flows and equity for the fiscal years ended September 28, 2012, September 30, 2011 and October 1, 2010, and the related financial statement schedule incorporated by reference in the prospectus supplement on Form 424(b)(3) dated December 21, 2012 (Prospectus Supplement) and in the registration statement on Form S-1 (No. 333-181012) that includes the Prospectus Supplement.

Our report refers to a change in the Company's method of accounting for their trade receivables securitization agreement.

/s/ KPMG LLP

Philadelphia, Pennsylvania
December 20, 2012